Exhibit 1.1

Execution Version

KIMCO REALTY OP, LLC

$500,000,000 4.850% notes due 2035

UNDERWRITING AGREEMENT

September 12, 2024

BofA Securities, Inc.
One Bryant Park
New York, New York 10036

Mizuho Securities USA LLC
1271 Avenue of the Americas
New York, New York 10020

Regions Securities LLC
1180 West Peachtree Street NW, Suite 1400
Atlanta, Georgia 30309

U.S. Bancorp Investments, Inc.
214 N. Tryon St., 26th Floor
Charlotte, North Carolina 28202

Scotia Capital (USA) Inc.
250 Vesey Street
New York, New York 10281

As Representatives of the several Underwriters

Ladies and Gentlemen:

Kimco Realty OP, LLC, a Delaware limited liability company (the “Company”) and subsidiary of Kimco Realty Corporation, a Maryland corporation (the “REIT” and, together with the Company, the “Transaction Entities”), and the REIT propose, subject to the terms and conditions stated herein, for (i) the Company to issue and sell to the underwriters named in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), severally, an aggregate of $500,000,000 principal amount of its 4.850% notes due 2035 (the “Notes”) and (ii) the REIT to fully and unconditionally guarantee payments due in respect of the Notes (the “Guarantee” and, together with the Notes, the “Securities”).  The Securities will be issued under an indenture, dated as of September 1, 1993, as amended by the first supplemental indenture, dated as of August 4, 1994, the second supplemental indenture, dated as of April 7, 1995, the third supplemental indenture, dated as of June 2, 2006, the fourth supplemental indenture, dated as of April 26, 2007, the fifth supplemental indenture, dated as of September 24, 2009, the sixth supplemental indenture, dated as of May 23, 2013 and the seventh supplemental indenture, dated as of April 24, 2014, each between the Company and The Bank of New York Mellon (as successor to IBJ Schroder Bank & Trust Company), as trustee (the “Trustee”), and the eighth supplemental indenture, dated as of January 3, 2023, among the Company, the REIT and the Trustee, and a Company Officers’ Certificate, dated the Closing Date (as defined in Section 2(b)) (collectively, the “Indenture”).

The REIT and the Company have filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S‑3 (No. 333-269102 and 333-269102-01), including the related base prospectus (the “base prospectus”), for the registration of the offer and sale of certain securities of the Company and the REIT, including the Securities, which registration statement became effective upon filing under Rule 462(e) of the rules and regulations of the Commission (the “1933 Act Regulations”) under the Securities Act of 1933, as amended (the “1933 Act”).  Promptly after execution and delivery of this Agreement (the time of such execution and delivery, the “Execution Time”), the Transaction Entities will prepare and file a prospectus supplement relating to the Securities in accordance with the provisions of Rule 430B (“Rule 430B”) of the 1933 Act Regulations and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations.  Any information included in such prospectus supplement that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.”  Each base prospectus and prospectus supplement thereto, if any, used in connection with the offering of the Securities that omitted Rule 430B Information, together with the documents incorporated by reference therein pursuant to Item 12 of Form S‑3 under the 1933 Act, is herein called a “preliminary prospectus.”  Such registration statement, at each time of effectiveness under the 1933 Act and the 1933 Act Regulations prior to the Applicable Time (as defined in Section 1(a)), including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S‑3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by the 1933 Act Regulations, is herein called the “Registration Statement”; provided, however, that the term “Registration Statement” shall be deemed to include information contained in the final prospectus supplement (the “final prospectus supplement”) relating to the Securities that is retroactively deemed to be a part of such registration statement (as amended) as of the time specified in Rule 430B of the 1933 Act Regulations.  The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.”  The base prospectus and final prospectus supplement, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S‑3 under the 1933 Act at the Applicable Time, is herein called the “Prospectus.”  For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto shall be deemed to include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is or is deemed to be incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, after the most recent effective date prior to the Applicable Time, in the case of the Registration Statement, or the respective dates of the Prospectus or any preliminary prospectus, in the case of the Prospectus and any preliminary prospectus.

Section 1.  Representations and Warranties.

(a)          Each of the Transaction Entities, jointly and severally, represents and warrants to each Underwriter as of the date hereof and as of the Closing Time (in each case, a “Representation Date”), and agrees with each Underwriter, as follows:

(i)          (A) At the time of filing the Original Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post‑effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time a Transaction Entity or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the 1933 Act Regulations (“Rule 163”) and (D) at the Applicable Time, the REIT was and is a “well‑known seasoned issuer,” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”).  The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405.  Each Transaction Entity is and remains eligible to use the automatic shelf registration form and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the applicable Transaction Entity on a Rule 405 “automatic shelf registration statement.”  Neither the Company nor the REIT has received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form.

At the time of filing the Original Registration Statement or any post-effective amendment thereto, at the earliest time thereafter that a Transaction Entity or another offering participant (after being engaged by a Transaction Entity in connection therewith) made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities, at the Applicable Time, neither Transaction Entity was or is an “ineligible issuer,” as defined in Rule 405.

(ii)          The Original Registration Statement became effective upon filing under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”) on January 3, 2023, and any post‑effective amendment thereto also became effective upon filing under Rule 462(e).  No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Transaction Entities, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

Any offer that is a written communication relating to the Securities made prior to the filing of the Original Registration Statement by a Transaction Entity or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

At the respective times the Original Registration Statement and each amendment thereto became effective and at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations, the Registration Statement complied, complies and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the Trust Indenture Act of 1939, as amended (the “1939 Act”) and the rules and regulations of the Commission under the 1939 Act (the “1939 Act Regulations”), and did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The Prospectus and each amendment or supplement thereto, if any, at the time the Prospectus or any such amendment or supplement is issued and at the Closing Time, complied, complies and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and neither the Prospectus nor any amendment or supplement thereto, if any, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

Each preliminary prospectus (including the base prospectus filed as part of the Original Registration Statement or any amendment thereto) complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered or made available to the Underwriters for use in connection with each offering of Securities was and will, at the time of such delivery, be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S‑T.

At the Applicable Time, neither (x) any Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time or the last preliminary prospectus relating to the Securities delivered or made available to the Underwriters prior to the Applicable Time, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 3:25 p.m., New York City time, on September 12, 2024 or such other time as agreed to by the Transaction Entities and the Representatives.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by a Transaction Entity, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering thereof that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the records of the Transaction Entities pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means the Final Term Sheet and any other Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as specified in Schedule 2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

Each Issuer Free Writing Prospectus, as of its date and at all subsequent times through the completion of the public offer and sale of the Securities (which completion the Representatives shall promptly communicate to the Transaction Entities) or until any earlier date that the Transaction Entities notified or notify the Representatives as described in Section 3(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus or any preliminary prospectus (except to the extent that information contained in an Issuer Free Writing Prospectus was intended to modify, supersede or supplement information contained in such preliminary prospectus).

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Transaction Entities by any Underwriter through the Representatives expressly for use therein.

(iii)          The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, when read together with the other information in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, (a) at the time the Original Registration Statement became effective, (b) at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of Securities and (c) at each Representation Date, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iv)          PricewaterhouseCoopers LLP, which has certified certain financial statements of the Transaction Entities and their consolidated subsidiaries, is an independent registered public accounting firm with respect to the Transaction Entities and their consolidated subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) (“PCAOB”) and as required by the 1933 Act and the 1933 Act Regulations. Each other independent registered public accounting firm, if any, that has certified or reported on any other financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus is an independent registered public accounting firm with respect to the Transaction Entities and their subsidiaries or other appropriate entity, as applicable, within the applicable rules and regulations adopted by the Commission and the PCAOB and as required by the 1933 Act and the 1933 Act Regulations.

(v)          The historical financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus present fairly the financial position of the respective entity or entities or group presented therein as of the dates indicated and the results of their respective operations and changes in their respective cash flows for the periods specified. Except as may otherwise be stated in the Registration Statement, the General Disclosure Package and the Prospectus, said financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved. The financial statement schedules and other financial information and data included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus present fairly the information required to be stated therein.  The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(vi)          The historical summaries of revenue and certain operating expenses included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, if any, present fairly the revenue and those operating expenses included in such summaries for the periods specified in conformity with United States generally accepted accounting principles.

(vii)          The pro forma financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, if any, present fairly the pro forma financial position of the Company or the REIT, as applicable, and its consolidated subsidiaries as of the dates indicated and the pro forma results of their operations for the periods specified. The pro forma financial statements, if any, have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis, the assumptions on which such pro forma financial statements have been prepared are reasonable and are set forth in the notes thereto, such pro forma financial statements have been prepared, and the pro forma adjustments set forth therein have been applied, in accordance with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations, and such pro forma adjustments have been properly applied to the historical amounts in the compilation of such statements.

(viii)          Other than as set forth therein, neither the Company nor the REIT is required to include any financial statements pursuant to Rule 3‑05 or Rule 3‑14 or pro forma financial statements in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations or under the 1934 Act or the 1934 Act Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, if any, regarding “non‑GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the 1934 Act and Item 10 of Regulation S‑K of the 1933 Act Regulations, to the extent applicable.

(ix)          Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, except as may otherwise be stated in or contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Transaction Entities and their subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (B) there have been no transactions or acquisitions entered into by a Transaction Entity or any of its subsidiaries other than those in the ordinary course of business, which are material with respect to the Transaction Entities and their subsidiaries considered as one enterprise and (C) except for regular quarterly distributions or dividends on a Transaction Entity’s limited liability company interests or capital stock, as applicable, there has been no distribution or dividend of any kind declared, paid or made by the Company or the REIT on any of their respective equity interests.

(x)          The Company has been duly formed and is validly existing as a limited liability company in good standing under the laws of Delaware with limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and to perform its obligations under this Agreement, the Indenture and the Notes. The Company is duly qualified as a foreign limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Transaction Entities and their subsidiaries considered as one enterprise.

(xi)          The REIT has been duly incorporated and is validly existing as a corporation under the laws of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and to perform its obligations under this Agreement, the Indenture and the Guarantee. The REIT is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Transaction Entities and their subsidiaries considered as one enterprise.

(xii)          Except as stated in the Registration Statement, the General Disclosure Package and the Prospectus, all the issued and outstanding limited liability company interests of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the REIT free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

(xiii)          Each significant subsidiary (as defined in Rule 1‑02 of Regulation S‑X promulgated under the 1933 Act) of the Company or the REIT (other than the Company) (each, a “Significant Subsidiary”) has been duly incorporated, formed or organized and is validly existing as a corporation, limited partnership, limited liability company or other entity in good standing under the laws of the jurisdiction of its incorporation, formation or organization, has the requisite power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus is duly qualified as a foreign corporation, limited partnership, limited liability company or other entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Transaction Entities and their subsidiaries considered as one enterprise. All of the issued and outstanding shares of capital stock, partnership interests, limited liability company interests or other equity interests of each Significant Subsidiary have been duly authorized and validly issued, are fully paid and non‑assessable and are owned by the Company or the REIT, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except for security interests granted in respect of indebtedness of the Company or the REIT or any of its subsidiaries and referred to in the General Disclosure Package and the Prospectus.

(xiv)          The Indenture has been duly and validly authorized, executed and delivered by each of the Company and the REIT and constitutes the valid and legally binding obligation of each of the Company and the REIT, enforceable against the Company and the REIT in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally or by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law). The Indenture has been duly qualified under the 1939 Act.

(xv)          The Notes have been duly authorized by the Company for issuance and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the provisions of the Indenture, against payment of the consideration therefor specified herein, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally or by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

(xvi)          The Guarantee has been duly authorized by the REIT and, at the Closing Time, will have been duly executed and delivered by the REIT and, when the Notes are issued, authenticated and delivered pursuant to the provisions of the Indenture, against payment of the consideration therefor specified herein, will constitute valid and legally binding obligations of the REIT, enforceable against the REIT in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally or by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

(xvii)          The Securities and the Indenture conform in all material respects to the respective statements relating thereto contained in the Registration Statement, the Prospectus and the General Disclosure Package and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement; and the Securities will be entitled to the benefits provided by the Indenture.

(xviii)          Neither Transaction Entity nor any of its subsidiaries is (A) in violation of its charter, certificate of formation, bylaws, limited liability company agreement or other organizational documents, as applicable, including the Amended and Restated Limited Liability Company Agreement of the Company, dated as of January 2, 2024 (the “LLC Agreement”), or (B) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of its or their property or assets are subject, except, in the case of clause (A) (solely as it relates to subsidiaries of a Transaction Entity that are not Significant Subsidiaries) and in the case of clause (B), for any such violation or default that would not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Transaction Entities and their subsidiaries considered as one enterprise. The execution, delivery and performance of this Agreement and the Indenture and the consummation of the transactions contemplated herein and therein and compliance by the Transaction Entities with their obligations hereunder and thereunder have been duly authorized by all necessary corporate or limited liability company action (as applicable) and do not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Transaction Entities or any of their subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which a Transaction Entity or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of its or their property or assets are subject, nor will such action result in any violation of the provisions of the charter or bylaws or other organizational documents (including, in the case of the Company, the LLC Agreement), as applicable, of the Transaction Entities or any applicable law, administrative regulation or administrative or court order or decree.

(xix)          The REIT has operated and intends to continue to operate in such a manner as to qualify to be taxed as a “real estate investment trust” under the Internal Revenue Code of 1986, as amended (the “Code”), for the taxable year in which sales of the Securities to the Underwriters pursuant to this Agreement are to occur.

(xx)          Neither of the Transaction Entities nor any of their subsidiaries are, or immediately after giving effect to the sale of the Securities in accordance with this Agreement and the application of the proceeds as described in the Prospectus under the caption “Use of Proceeds” will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxi)          There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Transaction Entities, threatened, against or affecting a Transaction Entity or any of its subsidiaries, which is required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus (other than as disclosed therein), or which could reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Transaction Entities and their subsidiaries considered as one enterprise, or which could reasonably be expected to materially and adversely affect the properties or assets thereof or which could materially and adversely affect the consummation of this Agreement, the Indenture or the transactions contemplated herein or therein. All pending legal or governmental proceedings to which a Transaction Entity or any of its subsidiaries is a party or of which any of its or their property or assets are the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material. There are no contracts or documents of a Transaction Entity or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

(xxii)          Neither of the Transaction Entities nor any of their subsidiaries are required to own or possess any trademarks, service marks, trade names or copyrights in order to conduct the business now operated by them, other than those the failure to possess or own would not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Transaction Entities and their subsidiaries considered as one enterprise.

(xxiii)          No authorization, approval or consent of any court or governmental authority or agency is required that has not been obtained in connection with the authorization, execution, delivery or performance of the Securities or the consummation by the Transaction Entities of the transactions contemplated by this Agreement or the Indenture, except such as may be required under the 1933 Act, the 1933 Act Regulations, the 1939 Act, the 1939 Act Regulations or state securities laws or real estate syndication laws.

(xxiv)          The Transaction Entities and their subsidiaries possess such certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, other than those the failure to possess or own would not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Transaction Entities and their subsidiaries considered as one enterprise, and neither of the Transaction Entities nor any of their subsidiaries have received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit except any, the loss of which, singly or in the aggregate, would not reasonably be expected to materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Transaction Entities and their subsidiaries considered as one enterprise.

(xxv)          The REIT and the Company have full corporate and limited liability company, respectively, power and authority to enter into this Agreement, and this Agreement has been duly authorized, executed and delivered by each of the REIT and the Company.

(xxvi)          Except as otherwise disclosed in the Registration Statement the General Disclosure Package and the Prospectus and except as would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Transaction Entities and their subsidiaries considered as one enterprise:  (i) all properties and assets described in the Registration Statement, the Prospectus or the General Disclosure Package are owned with good and marketable title by the applicable Transaction Entity, its subsidiaries and/or a joint venture or partnership in which any such party is a participant (a “Related Entity”); (ii) all of the leases under which the applicable Transaction Entity, its subsidiaries or, to the knowledge of the Transaction Entities, Related Entities holds or uses real properties or assets as a lessee are in full force and effect, and none of the Transaction Entities, any of their subsidiaries or, to the knowledge of the Transaction Entities, Related Entities are in material default in respect of any of the terms or provisions of any of such leases and no claim has been asserted by anyone adverse to any such party’s rights as lessee under any of such leases, or affecting or questioning any such party’s right to the continued possession or use of the leased property or assets under any such leases; (iii) all liens, charges, encumbrances, claims or restrictions on or affecting the properties and assets of any of the Transaction Entities, their subsidiaries or Related Entities which are required to be disclosed in the Registration Statement, the Prospectus or the General Disclosure Package are disclosed therein; (iv) none of the Transaction Entities, any of their subsidiaries or, to the knowledge of the Transaction Entities, Related Entities or any lessees of any portion of any such party’s properties are in default under any of the leases pursuant to which any of the Transaction Entities, their subsidiaries or, to the knowledge of the Transaction Entities, Related Entities lease their properties and none of the Transaction Entities, any of their subsidiaries or Related Entities know of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases; (v) no tenant under any of the leases pursuant to which any of the Transaction Entities, their subsidiaries or, to the knowledge of the Transaction Entities, Related Entities lease their properties has an option or right of first refusal to purchase the premises demised under such lease; (vi) each of the properties the applicable Transaction Entity or, to the knowledge of the Transaction Entities, its subsidiaries or Related Entities complies with all applicable codes and zoning laws and regulations; and (vii) neither of the Transaction Entities nor any of their subsidiaries have knowledge of any pending or threatened condemnation, zoning change or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on, or access to the properties of the Transaction Entities, their subsidiaries or Related Entities.

(xxvii)          Title insurance in favor of the mortgagee or the Transaction Entities, their subsidiaries and/or their Related Entities is maintained with respect to each shopping center property owned by any such entity in an amount at least equal to (a) the cost of acquisition of such property or (b) the cost of construction of such property (measured at the time of such construction), except, in each case, where the failure to maintain such title insurance would not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Transaction Entities and their subsidiaries considered as one enterprise.

(xxviii)          The mortgages and deeds of trust encumbering the properties and assets described in the Registration Statement, the General Disclosure Package or the Prospectus are not convertible nor do the Transaction Entities or their subsidiaries hold a participating interest therein.

(xxix)          Each of the partnership and joint venture agreements to which a Transaction Entity or any of its subsidiaries is a party, and which relates to real property described in the Registration Statement, the General Disclosure Package or the Prospectus, has been duly authorized, executed and delivered by such applicable party and constitutes the valid agreement thereof, enforceable in accordance with its terms, except as limited by (a) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors or (b) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought, and the execution, delivery and performance of any of such agreements did not, at the time of execution and delivery, and does not constitute a breach of, or default under, the charter, certificate of formation, bylaws, limited liability company agreement or other organizational documents, as applicable, of such party or any material contract, lease or other instrument to which such party is a party or by which its properties may be bound or any law, administrative regulation or administrative or court order or decree.

(xxx)          Neither of the Transaction Entities nor any of their subsidiaries have any knowledge of (a) the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, “Hazardous Materials”) on any of the properties owned by it or the Related Entities or (b) any unlawful spills, releases, discharges or disposal of Hazardous Materials that have occurred or are presently occurring off such properties as a result of any construction on or operation and use of such properties which presence or occurrence would have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Transaction Entities and their subsidiaries considered as one enterprise. In connection with the construction on or operation and use of the properties owned by a Transaction Entity, its subsidiaries and Related Entities, each of the Transaction Entities and their subsidiaries represents that it has no knowledge of any material failure to comply with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials.

(xxxi)          Each of the Transaction Entities and their subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (1) transactions are executed in accordance with management’s general or specific authorization; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the most recent audited fiscal year of the Transaction Entities, there has been (I) no material weakness in the effectiveness of internal control over financial reporting (whether or not remediated) of either Transaction Entity and (II) no change in the effectiveness of  internal control over financial reporting of either Transaction Entity that has materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of either Transaction Entity.

(xxxii)          The Transaction Entities and their consolidated subsidiaries employ disclosure controls and procedures that are designed to: (1) ensure that information required to be disclosed by them in the reports that they file or submit under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to their management, including their principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure; and (2) provide reasonable assurance that the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xxxiii)          There is and has been no failure on the part of either of the Transaction Entities or any of their directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes‑Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes‑Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxxiv)          The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and neither Transaction Entity is the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.

(xxxv)          Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, none of the Transaction Entities, any of their subsidiaries or, to the knowledge of the Transaction Entities, any director, officer, employee or authorized agent acting on their behalf or the behalf of any of their subsidiaries has violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, other than any such violations as would not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Transaction Entities and their subsidiaries considered as one enterprise.

(xxxvi)          Any projected financial information incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus was made by the Transaction Entities with a reasonable basis and in good faith and reflects the good faith estimate of the Transaction Entities of the matters described therein and has been prepared in accordance with Item 10 of Regulation S-K under the Securities Act.  The assumptions used in the preparation of any such projections are reasonable, and neither Transaction Entity is aware of any business, economic or industry developments materially inconsistent with the assumptions underlying any such projections.

(xxxvii)          There has been no material security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Transaction Entities’ or their subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Transaction Entities or their subsidiaries, and any such data processed or stored by third parties on behalf of the Transaction Entities or their subsidiaries), equipment or technology (collectively, “IT Systems and Data”). Neither of the Transaction Entities nor their subsidiaries have been notified of, or have any knowledge of any event or condition that could result in, any material security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data. The Transaction Entities and their subsidiaries have implemented appropriate controls, policies, procedures and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent in all material respects with industry standards and practices, or as required by applicable regulatory standards.

(xxxviii)          None of the Transaction Entities, any of their subsidiaries or, to the knowledge of the Transaction Entities, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), or the European Union, His Majesty’s Treasury (“HMT”) (collectively, “Sanctions”), nor is either Transaction Entity located, organized or resident in a country or territory that is the subject of Sanctions. Neither Transaction Entity will, directly or indirectly, knowingly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction) of Sanctions.

(xxxix)          To the knowledge of the Transaction Entities, the operations of the Transaction Entities and their subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, any applicable money laundering statutes of all jurisdictions, the rules and regulations thereunder and any applicable related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”). No action, suit or proceeding by or before any Governmental Entity involving either of the Transaction Entities or any of their subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Transaction Entities, threatened. “Governmental Entity” shall be defined as any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency (whether foreign or domestic) having jurisdiction over either of the Transaction Entities or any of their subsidiaries or any of their respective properties, assets or operations.

(b)          Any certificate signed by any officer of a Transaction Entity and delivered to the Representatives or the Underwriters or to counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Transaction Entities, jointly and severally, to each Underwriter as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.

Section 2.  Purchase and Sale.

(a)          On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Company, the principal amount of the Notes set forth opposite the name of such Underwriter in Schedule 1 hereto (plus any additional principal amount of the Notes which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof) at a purchase price of 99.165% of the principal amount thereof.

(b)          Payment of the purchase price for, and delivery of, the Notes to be purchased by the Underwriters shall be made at the office of Sidley Austin llp, 787 Seventh Avenue, New York, New York 10019, or at such other place as shall be agreed upon by the Representatives and the Transaction Entities, at 9:00 A.M., New York City time, on September 16, 2024 (unless postponed in accordance with the provisions of Section 10 hereof) or at such other time as shall be agreed upon by the Representatives and the Transaction Entities (such date being referred to as the “Closing Date” and such time on the Closing Date being referred to as the “Closing Time”).  Payment for the Notes shall be made to the Company by wire transfer of same day funds payable to the order of the Company against delivery to the Representatives for the respective accounts of the Underwriters for the Notes to be purchased by them.  The Notes shall be in such authorized denominations and registered in such names as the Representatives may request in writing at least one business day prior to the Closing Date.  The Notes, which may be in temporary form, will be made available for examination and packaging by the Representatives on or before the first business day prior to the Closing Date.

Section 3.  Covenants of the Transaction Entities.  The Transaction Entities, jointly and severally, covenant and agree with the Underwriters as follows:

(a)          The Transaction Entities, subject to Section 3(b), will comply with the requirements of Rule 430B and will notify you as soon as reasonably possible, (i) when any post‑effective amendment to the Registration Statement or a new registration statement relating to the Securities shall become effective, or any amendment or supplement to the Prospectus or any preliminary prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or any preliminary prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of the Prospectus or any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if either of the Transaction Entities becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities or receives from the Commission a notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations.  The Transaction Entities will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as each of them deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, they will promptly file such prospectus.  The Transaction Entities will make reasonable efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof as soon as reasonably possible.  The Transaction Entities shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Filing Fee Tables” in accordance with Rule 456(b)(1)(ii) either as an exhibit to a post‑effective amendment to the Registration Statement or a prospectus filed pursuant to Rule 424(b)).

(b)          Each Transaction Entity will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement or a new registration statement relating to the Securities or any amendment or supplement to any preliminary prospectus (including the base prospectus included in the Original Registration Statement or amendment thereto at the time it became effective) or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.  The Transaction Entities will prepare a final term sheet (the “Final Term Sheet”) reflecting the final terms of the Securities, in form and substance reasonably satisfactory to the Underwriters and attached as Exhibit A hereto, and shall file such Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433, if required, as soon as possible after the Execution Time.

(c)          The Transaction Entities will deliver to the Representatives and counsel for the Underwriters, upon written request, signed copies of the Original Registration Statement as originally filed and any new registration statement containing the Prospectus and, in each case, any amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and signed copies of all consents and certificates of experts.  The copies of the Original Registration Statement and any new registration statement and, in each case, any amendment thereto furnished to the Representatives will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S‑T.

(d)          The Transaction Entities will deliver to each Underwriter, upon written request, as many copies of each preliminary prospectus and any amendment or supplement thereto as such Underwriter reasonably requests, and each Transaction Entity hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Transaction Entities will furnish to each Underwriter, without charge, during the period when a prospectus is required to be delivered (or but for the exception afforded by Rule 172 of the 1933 Act Regulations would be required to be delivered) under the 1933 Act or the 1934 Act in connection with sales of the Securities, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request.  Each preliminary prospectus and the Prospectus and any amendment or supplement thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S‑T.

(e)          The Transaction Entities will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the 1939 Act and the 1939 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and the Prospectus.  If, at any time when a prospectus is required to be delivered (or but for the exception afforded by Rule 172 of the 1933 Act Regulations would be required to be delivered) under the 1933 Act or the 1934 Act in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel for the Transaction Entities, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or amend or supplement the Prospectus or the General Disclosure Package in order that the Prospectus or the General Disclosure Package, as the case may be, will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement, to file a new registration statement or to amend or supplement the Prospectus or the General Disclosure Package in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations (including, with respect to the filing of a new registration statement, if at any time either Transaction Entity is no longer eligible to use an automatic shelf registration statement), the Transaction Entities will promptly prepare and file with the Commission, subject to Section 3(b) and Section 3(k), such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to comply with such requirements,  will use their best efforts to have such amendment or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Securities) and will furnish to the Underwriters such number of copies of such amendment, supplement or new registration statement as the Underwriters may reasonably request.  If, prior to the completion of the public offer and sale of the Securities (which completion the Representatives shall promptly communicate to the Transaction Entities), at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement (or any other registration statement relating to the Securities) or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Transaction Entities will promptly (i) notify the Representatives and (ii) either (1) amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission or (2) file a report with the Commission under the 1934 Act that corrects such untrue statement or omission and notify the Representatives in writing that such Issuer Free Writing Prospectus shall no longer be used.

(f)          The Transaction Entities will endeavor, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws and real estate syndication laws of such states and other jurisdictions of the United States as the Representatives may reasonably designate.  In each jurisdiction in which the Securities have been so qualified, the Transaction Entities will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as may be required for the distribution of the Securities; provided, however, that neither of the Transaction Entities shall be obligated to qualify as a foreign entity in any jurisdiction where it is not so qualified or to submit generally to service of process in any jurisdiction in which it is not already so subject.

(g)          The Transaction Entities will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to their securityholders as soon as practicable an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h)          The REIT will use its best efforts to meet the requirements to qualify as a “real estate investment trust” under the Code for the taxable year in which sales of the Securities to the Underwriters pursuant to this Agreement are to occur.

(i)          The Transaction Entities, during the period when a prospectus is required to be delivered (or but for the exception afforded by Rule 172 of the 1933 Act Regulations would be required to be delivered) under the 1933 Act or the 1934 Act in connection with sales of the Securities, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time period prescribed by the 1934 Act and the 1934 Act Regulations.

(j)          No Transaction Entity will, between the Execution Time and the Closing Time, without the prior written consent of the Representatives, which shall not be unreasonably withheld, offer or sell, grant any option for the sale of, or enter into any agreement to sell prior to the Closing Time, any debt securities issued or guaranteed by the Company or the REIT, which are of the same class or series or ranking on parity with the Securities with a maturity of more than one year (other than the Securities).  The Representatives, in their sole discretion, may release the Transaction Entities from the obligations of this Section 3(j) at any time without notice.

(k)          Each of the Transaction Entities represents and agrees that, unless it obtains the Representatives’ prior consent, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Representatives and the prior consent of the Transaction Entities, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission; provided, however, that the Underwriters are authorized to use any free writing prospectus that contains substantially only information specified in the Final Term Sheet.  Any such free writing prospectus consented to by the Transaction Entities and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.”  Each of the Transaction Entities represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to each and every Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(l)          The date of this Agreement is not more than three years subsequent to the initial effective date of the Registration Statement.  If, immediately prior to the third anniversary of the initial effective date of the Registration Statement, any Securities remain unsold by the applicable Underwriter(s) and a prospectus is required to be delivered by such Underwriter(s) under the 1933 Act or the 1934 Act in connection with the sale of such Securities, the Transaction Entities will, prior to that third anniversary, file, if they have not already done so, a new shelf registration statement or, if applicable, an automatic shelf registration statement relating to such Securities, and, if such registration statement is not an automatic shelf registration statement, will use their reasonable best efforts to cause such registration statement to be declared effective within 180 days after that third anniversary, and will take all other reasonable actions necessary or appropriate to permit the public offering and sale of such Securities to continue as contemplated in the expired registration statement relating to such Securities.  References herein to the “Registration Statement” shall include such new shelf registration statement or automatic shelf registration statement, as the case may be.

(m)          The Transaction Entities will apply the net proceeds from the sale of the Securities as set forth under “Use of Proceeds” in the Prospectus.

Section 4.  Payment of Expenses.  The Transaction Entities, jointly and severally, agree to pay all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement as originally filed and any new registration statement containing the Prospectus and, in each case, any amendment thereto, (ii) the printing and filing of this Agreement, (iii) the preparation, issuance and delivery of the Notes to the Underwriters and of the Guarantee, (iv) the fees and disbursements of the Company’s counsel and accountants, of the Trustee and its counsel and of any applicable calculation agent or exchange rate agent, (v) the qualification of the Securities under the applicable securities laws and real estate syndication laws in accordance with the provisions of Section 3(f), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and any new registration statement containing the Prospectus, each preliminary prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) any fees charged by nationally recognized statistical rating organizations for the rating of the Securities, (viii) the fees and expenses, if any, incurred with respect to the listing of the Securities on any national securities exchange, (ix) the fees and expenses, if any, incurred with respect to any filing with the Financial Industry Regulatory Authority, Inc. (“FINRA”), (x) the cost of providing any CUSIP or other identification numbers for the Securities and (xi) the fees and expenses of any depositary in connection with the Notes.

If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(b)(i) or Section 9(b)(iii) (only with respect to a Transaction Entity’s securities), the Transaction Entities, jointly and severally, agree to reimburse the Underwriters for all of their out‑of‑pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

Section 5.  Conditions of Underwriters’ Obligations.  The several obligations of the Underwriters to purchase the Notes are subject to the accuracy of the representations and warranties of the Transaction Entities herein contained, to the accuracy of the statements of the  officers of a Transaction Entity made in any certificate pursuant to the provisions hereof, to the performance by the Transaction Entities of all of their covenants and other obligations hereunder, and to the following further conditions:

(a)          At the Closing Time, (i) the Registration Statement has become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters, (ii) each preliminary prospectus and the Prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post‑effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B), (iii) the Final Term Sheet and any other material required to be filed by the Transaction Entities pursuant to Rule 433(d) of the 1933 Act Regulations shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433, (iv) the Transaction Entities shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Filing Fee Table” in accordance with Rule 456(b)(1)(ii) either as an exhibit to a post‑effective amendment to the Registration Statement or a prospectus filed pursuant to Rule 424(b), (v) the rating assigned by any nationally recognized statistical rating organization to any debt securities or preferred stock of or guaranteed by a Transaction Entity at the Applicable Time shall not have been lowered or withdrawn since the Applicable Time nor shall any such rating organization have publicly announced that it has any debt securities or preferred stock of or guaranteed by a Transaction Entity under surveillance or review and (vi) there shall not have come to your attention any facts that would cause the Representatives to believe that the Prospectus, at the time it was required to be delivered or made available to purchasers of the Securities, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading.

(b)          At the Closing Time, the Representatives shall have received on behalf of the Underwriters:

(1)          The favorable opinion, dated the Closing Date, of Latham & Watkins LLP, counsel for the Transaction Entities, in form and substance substantially similar to the below and reasonably satisfactory to  the Underwriters, to the effect that:

(i)          The Company is a limited liability company under the Delaware Limited Liability Company Act (the “DLLCA”) with limited liability company power and authority to own its properties and conduct its business as described in the Registration Statement, any preliminary prospectus and the Prospectus.  With your consent, based solely on certificates from public officials, such counsel will confirm that the Company is validly existing and in good standing under the laws of the State of Delaware.

(ii)          Based solely on certificates from public officials, such counsel shall confirm that the Company is qualified to do business in specified states, which states the Company shall have represented to such counsel are the jurisdictions in which it owns or leases real property, except where the failure to so qualify would not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Transaction Entities and their subsidiaries considered as one enterprise.

(iii)          The execution, delivery and performance of this Agreement have been duly authorized by all necessary limited liability company action of the Company and this Agreement has been duly executed and delivered by the Company.

(iv)          The Indenture has been duly authorized by all necessary limited liability company action of the Company, has been duly executed and delivered by the Company, and is the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

(v)          The Indenture, including the Guarantee contained therein, is the legally valid and binding agreement of the REIT, enforceable against the REIT in accordance with its terms.

(vi)          The Notes have been duly authorized by all necessary limited liability company action of the Company and, when executed, issued and authenticated in accordance with the terms of the Indenture and delivered and paid for by the Underwriters in accordance with the terms of this Agreement, will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(vii)          The execution and delivery of this Agreement by the Company and the REIT, the issuance and sale of the Notes to the Underwriters by the Company pursuant to this Agreement and the issuance of the Guarantee by the REIT do not on the date of such opinion: (1) violate the provisions of the Certificate of Formation of the Company and the LLC Agreement, (2) result in the breach of or default under any agreement or instrument listed in a schedule attached to such opinion by the Company or the Guarantor; (3) violate any federal or New York State statute, rule or regulation applicable to the Company or the REIT or violate the DLLCA; or (iv) require any consents, approvals, or authorizations to be obtained by the Company or the REIT from, or any registrations, declarations or filings to be made by the Company or the REIT with (in each case), any governmental authority under any federal or, New York State statute, rule or regulation applicable to the Company or the REIT or the DLLCA that have not been obtained or made.

(viii)          The Registration Statement has become effective under the 1933 Act. Based solely on a review, on the date of such opinion, of the Commission’s website listing all stop orders issued by the Commission, such counsel shall confirm that no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings therefor have been initiated by the Commission.

(ix)          The Registration Statement, at September 12, 2024, including the information deemed to be a part thereof pursuant to Rule 430B under the 1933 Act, and the Prospectus, as of its date, each appeared on their face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S‑3 under the 1933 Act and the 1933 Act Regulations, other than Regulation S‑T, the Trustee’s Statement of Eligibility on Form T‑1 (the “Form T‑1”) or the financial statements, schedules, or other financial data, included therein, incorporated by reference therein, or omitted therefrom, as to which such counsel need express no opinion, it being understood that in passing upon compliance as to form of the Registration Statement or the Prospectus, such counsel may assume that the statements made therein are correct and complete.

(x)          Each of the documents incorporated by reference in the Registration Statement or the Prospectus or any preliminary prospectus, as of its respective filing date, appeared on its face to be appropriately responsive in all material respects to the applicable requirements for reports on Forms 10‑K, 10‑Q and 8‑K, and definitive proxy statements under Regulation 14A, as the case may be, under the 1934 Act and the rules and regulations of the Commission thereunder, other than Regulation S-T, the Form T‑1 or the financial statements, schedules, or other financial data, included therein, incorporated by reference therein, or omitted therefrom, as to which such counsel need express no opinion.  In passing upon compliance as to form of such documents, such counsel may assume that the statements made therein are correct and complete.

(xi)          The statements under the captions “Description of Debt Securities” in the base prospectus and “Description of the Notes” in any preliminary prospectus and the final prospectus supplement, insofar as they purport to describe or summarize certain provisions of the Securities or the Indenture, are accurate summaries or descriptions in all material respects.

(xii)          The Indenture has been qualified under the 1939 Act.

(xiii)          Neither of the Transaction Entities is, or immediately after giving effect to the sale of the Securities in accordance with this Agreement and the application of the proceeds as described in the Prospectus under the caption “Use of Proceeds” will be required to be, registered as an “investment company” within the meaning of the 1940 Act.

(xiv)          Provided that such counsel’s opinion as to the following may be conditioned upon (a) certain representations as to factual matters made by the REIT to such counsel as described therein and (b) an opinion of Maryland counsel regarding the enforceability of certain restrictions on ownership and transfer of shares of REIT stock as set forth in the charter of the REIT and the charter of the Company prior to January 1, 2023 (then a Maryland corporation, also known as Kimco Realty Corporation, in such capacity, the “Predecessor”):

(1)          Commencing with the Predecessor’s taxable year beginning January 1, 1992 through its taxable year ended December 31, 2022, the Predecessor was organized and operated in conformity with the requirements for qualification as a REIT under the Code; and

(2)          Commencing with the REIT’s taxable year ending December 31, 2023, the REIT has been organized and has operated in conformity with the requirements for qualification as a REIT under the Code, and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.

(xv)          The statements set forth in the Prospectus under the caption “United States Federal Income Tax Considerations,” insofar as they purport to summarize certain provisions of the statutes or regulations referred to therein, are accurate summaries in all material respects.

It being understood that the opinions contained in the foregoing paragraphs (xiv) and (xv) will be provided in a separate opinion by Latham & Watkins LLP, counsel to the Transaction Entities, regarding certain tax matters. The opinions are subject to: (a) the effects of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights or remedies of creditors; (b) the effects of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith, and fair dealing and the discretion of the court before which a proceeding is brought; and (c) the invalidity under certain circumstances under law or court decisions of provisions for the indemnification or exculpation of, or contribution to, a party with respect to a liability where such indemnification, exculpation or contribution is contrary to public policy. Such counsel expresses no opinion as to: (a) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief; (b) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (c) the waivers of rights or defenses contained in Section 514 of the Indenture and waivers of broadly or vaguely stated rights; (d) provisions for exclusivity, election or cumulation of rights or remedies; (e) provisions authorizing or validating conclusive or discretionary determinations; (f) grants of setoff rights; (g) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy; (h) proxies, powers and trusts; (i) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; (j) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; (j) any provision permitting, upon acceleration of the Notes, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon; and (l) the severability, if invalid, of provisions to the foregoing effect.  No opinion or confirmation need be expressed as to federal or state securities laws (except as expressly set forth in numbered paragraphs (viii), (ix), (x), (xii) and (xiii) as to federal securities laws), tax laws (except as expressly set forth in paragraphs (xiv) and (xv)), antitrust or trade regulation laws, insolvency or fraudulent transfer laws, antifraud laws, compliance with fiduciary duty requirements, pension or employee benefit laws, usury laws, environmental laws, margin regulations, laws and regulations relating to commodities trading, futures and swaps, Financial Industry Regulatory Authority rules, National Futures Association rules, the rules of any stock exchange, clearing organization, designated contract market or other regulated entity for trading, processing, clearing or reporting transactions in securities, commodities, futures or swaps, or export control, anti-money laundering, and anti-terrorism laws (without limiting other laws or rules excluded by customary practice).

(2)          The favorable opinion, dated the Closing Date, of Venable LLP, Maryland counsel to the REIT, in form and substance reasonably satisfactory to the Underwriters, to the effect that:

(i)          The REIT is a corporation duly incorporated and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland.

(ii)          The REIT has the corporate power to (a) own, lease and operate its properties and to conduct its business in all material respects as described in (i) the applicable preliminary prospectus supplement and applicable final prospectus supplement under the caption “Summary,” (ii) the base prospectus under the caption “The Company” and (iii) each Transaction Entity’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 under the caption “Item 1. Business” and (b) enter into and perform its obligations under this Agreement, the Indenture and the Guarantee.

(iii)          The execution, delivery and performance of this Agreement, the Indenture and the Guarantee have been duly authorized by all requisite corporate action on the part of the REIT.  Each of this Agreement, the Indenture and the Guarantee have been duly executed and, so far as is known to such counsel, delivered by the REIT.

(iv)          No approval, authorization or consent of any Maryland governmental authority or agency is required under any Maryland statute, rule or regulation in connection with the authorization, execution, delivery or performance by the REIT of this Agreement, the Indenture or the Guarantee, except those which have already been obtained, if any (except that no opinion need be expressed with respect to the application or effect of the securities law of the State of Maryland).

(v)          The execution and delivery of this Agreement, the Indenture and the Guarantee do not, and the performance by the REIT of the transactions contemplated hereunder and thereunder will not, (a) conflict with the charter or bylaws of the REIT or (b) violate any Maryland statute, rule or regulation to which the REIT is subject (other than any statute, rule or regulation in connection with the securities law of the State of Maryland, as to which no opinion need be expressed).

(3)          The favorable opinion, dated the Closing Date, of the General Counsel of the Transaction Entities, in form and substance reasonably satisfactory to the Underwriters, to the effect that to the best of his knowledge and information, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Registration Statement, the Prospectus or the General Disclosure Package, other than those disclosed therein.

(4)          The favorable opinion, dated the Closing Date, of Sidley Austin llp, counsel for the Underwriters, in form and substance satisfactory to the Underwriters.

(5)          In addition to giving their opinions required by subsections (b)(1) and (b)(4), respectively, of this Section 5, Latham & Watkins LLP and Sidley Austin llp shall each additionally state (which may be in a separate letter) that nothing has come to their attention that would lead them to believe that: the Original Registration Statement or any amendment thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom and the Form T‑1, as to which they need make no statement), at the time such Original Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; that the Registration Statement, including the Rule 430B Information (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom and the Form T‑1, as to which they need make no statement), at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, Regulation S-T and the Form T‑1, as to which they need make no statement), as of the date of the Prospectus, as of the date of any such amended or supplemented prospectus and at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  In addition, nothing has come to their attention that would lead them to believe that the General Disclosure Package, other than the financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which they need make no statement, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading.  With respect to statements contained in the General Disclosure Package, any statement contained in any of the constituent documents shall be deemed to be modified or superseded to the extent that any information contained in subsequent constituent documents modifies or replaces such statement.

(6)          In giving their opinions, Latham & Watkins LLP, Venable LLP, the General Counsel of the Transaction Entities, or other counsel satisfactory to the Underwriters, and Sidley Austin LLP may rely, (1) as to matters involving the laws of the State of Maryland upon the opinion of Venable LLP (or other counsel reasonably satisfactory to counsel for the Underwriters in form and substance satisfactory to the Underwriters), (2) as to all matters of fact, upon certificates and written statements of officers and employees of and accountants for the Transaction Entities and (3) as to the qualification and good standing of the Transaction Entities or any of their subsidiaries to do business in any state or jurisdiction, upon certificates of appropriate government officials or opinions of counsel in such jurisdictions.

(c)          At the Closing Time, there shall not have been, since the Applicable Time or since the respective dates as of which information is given in the Registration Statement, the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Transaction Entities and their subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business; and the Representatives shall have received on behalf of the Underwriters a certificate of the Chief Executive Officer, the President or a Vice President and the Chief Financial Officer or Chief Accounting Officer of each of the Transaction Entities, dated the Closing Date, to the effect that: (i) there has been no such material adverse change; (ii) the representations and warranties in Section 1 are true and correct with the same force and effect as though made on the Closing Date; and (iii) there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement, the General Disclosure Package or the Prospectus other than those described or referred to therein.

(d)          At the Execution Time, the Underwriters shall have received from PricewaterhouseCoopers LLP a letter dated the date hereof, in form and substance reasonably satisfactory to the Underwriters, to the effect that: (i) they are independent accountants with respect to the Transaction Entities within the meaning of the 1933 Act and the 1933 Act Regulations thereunder; (ii) it is their opinion that the consolidated financial statements and financial statement schedules of each Transaction Entity and the historical summaries of revenue and certain operating expenses for the properties related thereto, if any, included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus and audited by them and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations; (iii) they have performed limited procedures, not constituting an audit, including a reading of the latest available unaudited interim consolidated financial statements of each Transaction Entity, a reading of the minute books of each Transaction Entity, inquiries of certain officials of the each Transaction Entity who have responsibility for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, and on the basis of such limited review and procedures nothing came to their attention that caused them to believe that (A) any material modifications should be made to the unaudited financial statements and financial statement schedules of the Transaction Entities included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus for them to be in conformity with generally accepted accounting principles, (B) the unaudited financial statements and financial statement schedules of the Transaction Entities included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, if any, do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act as it relates to Form 10‑Q and the 1934 Act Regulations, (C) the unaudited operating data and balance sheet data of the Transaction Entities included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, were not determined on a basis substantially consistent with that used in determining the corresponding amounts in the audited financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, (D) the unaudited pro forma condensed financial statements included in or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, if any, do not comply as to form in all material respects with the applicable accounting requirements of Rule 11‑02 of Regulation S‑X under the 1933 Act or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements or (E) at a specified date not more than three business days prior to the Execution Time, there has been any change in the limited liability company interests of the Company or capital stock of the REIT or in the consolidated long‑term debt of the Company or the REIT or any decrease in the total assets or total stockholders’ equity of the Company or the REIT, as compared with the amounts shown in the most recent consolidated balance sheet included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, during the period from the date of the most recent consolidated statement of operations included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus to a specified date not more than three business days prior to the Execution Time, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues, or decrease in net income or net income per unit/share of the Company or the REIT, except in all instances for changes, increases or decreases which the Registration Statement, the General Disclosure Package and the Prospectus disclose have occurred or may occur; and (iv) in addition to the audit referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus and which are specified by the Representatives, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Transaction Entities and their subsidiaries identified in such letter.

(e)          At the Closing Time, the Representatives shall have received on behalf of the Underwriters from PricewaterhouseCoopers LLP a letter dated the Closing Date to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the “specified date” referred to shall be a date not more than three business days prior to such Closing Date.

(f)          At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Transaction Entities in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Transaction Entities at any time at or prior to the Closing Time, which notice shall be confirmed in writing by the Representatives as soon as reasonably practicable if so requested by the Transaction Entities, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 6, 7, 8 and 14 shall survive any such termination and remain in full force and effect.

Section 6.  Indemnification.

(a)          The Transaction Entities, jointly and severally, agree to indemnify and hold harmless each Underwriter, the directors and officers of each Underwriter, its affiliates, directors and officers, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(1)          against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(2)          against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission referred to in subsection (l) above, or any such alleged untrue statement or omission, if any such settlement is effected with the written consent of the Transaction Entities;

(3)          against any and all expense whatsoever (including the fees and disbursements of counsel chosen by the Representatives), as incurred, which was reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (1) or (2) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Transaction Entities by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or made in reliance upon the Trustee’s Statement of Eligibility filed as an exhibit to the Registration Statement.

(b)          Each Underwriter severally and not jointly agrees to indemnify and hold harmless each Transaction Entity and its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls such Transaction Entity within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Transaction Entities by such Underwriter through the Representatives expressly for use therein.

(c)          Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement.  An indemnifying party may participate at its own expense in the defense of such action.  If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party.  If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereunder in connection with such action.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

Section 7.  Contribution.  In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 6 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Transaction Entities and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Transaction Entities and one or more of the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the prospectus supplement bears to the initial public offering price appearing thereon and the Transaction Entities are responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes purchased by it pursuant to this Agreement and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses.  The Underwriters’ obligation to contribute pursuant to this Section 7 shall be several in proportion to their respective underwriting commitments and not joint.  For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of a Transaction Entity, each officer of a Transaction Entity who signed the Registration Statement, and each person, if any, who controls a Transaction Entity within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Transaction Entity.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of the Notes set forth opposite their respective names in Schedule 1 hereto and not joint.

Section 8.  Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Transaction Entities submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination of this Agreement, or investigation made by or on behalf of any Underwriter or any controlling person, or by or on behalf of a Transaction Entity and shall survive delivery of and payment for the Notes.

Section 9.  Termination of Agreement.

(a)          The Representatives may terminate this Agreement, by notice to the Transaction Entities, at any time at or prior to the Closing Time if (i) there has been, since the Applicable Time or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Transaction Entities and their subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) there has occurred any material adverse change in the financial markets in the United States or in the international financial markets or any outbreak or escalation of hostilities or other national or international calamity or crisis, in the case of clause (i) or (ii) the effect of which is such as to make it, in the Representatives’ judgment, impracticable or inadvisable to market the Securities or enforce contracts for the sale of the Securities, or (iii) trading in any of the securities of a Transaction Entity has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange or in the Nasdaq Global Select Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or if a general banking moratorium has been declared by Federal, New York, Delaware or Maryland authorities, or (iv) there has occurred a material disruption in commercial banking or securities settlement or clearance services in the United States, or (v) the rating assigned by any nationally recognized statistical rating organization to any debt securities or preferred stock of or guaranteed by a Transaction Entity at the Applicable Time shall have been lowered or withdrawn since the Applicable Time or if any such rating organization shall have publicly announced that it has any debt securities or preferred stock of or guaranteed by a Transaction Entity under surveillance or review.

(b)          In the event of any such termination, (x) the covenants set forth in Section 3 shall remain in effect so long as any Underwriter owns any Notes purchased from the Company pursuant to this Agreement and (y) the covenant set forth in Section 3(g) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Sections 6 and 7 hereof, and the provisions of Sections 8 and 14 hereof shall survive such termination and remain in full force and effect.

Section 10.  Default by One or More of the Underwriters.  If one or more of the Underwriters shall fail at the Closing Time to purchase the Notes which it or they are obligated to purchase under Schedule 1 hereto (the “Defaulted Securities”), then the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non‑defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24‑hour period, then:

(a)          if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Notes, the non‑defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non‑defaulting Underwriters, or

(b)          if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of the Notes, this Agreement shall terminate without liability on the part of any non‑defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default under this Agreement.

In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Transaction Entities shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

Section 11.  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed as follows: BofA Securities, Inc., 114 W 47th St. NY8-114-07-01, New York, New York 10036, Facsimile: (646) 855-5958, Attention: High Grade Transaction Management/Legal, Email: dg.hg_ua_notices@bofa.com; Mizuho Securities USA LLC, 1271 Avenue of the Americas, New York, New York 10020, Attention: Debt Capital Markets, Fax No.: (212) 205-7812; Regions Securities LLC, 1180 West Peachtree Street NW, Suite 1400 Atlanta, Georgia 30309; Email: RegionsSecurities@regions.com; U.S. Bancorp Investments, Inc., 214 N. Tryon St., 26th Floor, Charlotte, North Carolina 28202, Attention: Debt Capital Markets, Fax: (704) 335-2393; Scotia Capital (USA) Inc., 250 Vesey Street, New York, New York 10281, Attention: Debt Capital Markets / Chief Legal Officer, U.S., Email: US.Legal@scotiabank.com.

Notices to the Transaction Entities shall be directed to it at 500 North Broadway, Suite 201, Jericho, New York 11753, attention of Bruce M. Rubenstein, Executive Vice President, Secretary and General Counsel.

Section 12.  No Advisory or Fiduciary Relationship. Each of the Transaction Entities acknowledges and agrees that:  (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the price for the Notes and any related discounts and commissions, is an arm’s‑length commercial transaction between the Transaction Entities, on the one hand, and the several Underwriters, on the other hand; (ii) in connection with each transaction contemplated by this Agreement and the process leading to such transaction, each Underwriter is acting solely as a principal and not as the agent or fiduciary of either Transaction Entity or any of its affiliates; (iii) no Underwriter has assumed any advisory or fiduciary responsibility in favor of either Transaction Entity or any of its affiliates with respect to any of the transactions contemplated by this Agreement or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising a Transaction Entity or any of its affiliates on other matters) and no Underwriter has any obligation to the Transaction Entities or any of their affiliates with respect to the offering of Securities except the obligations expressly set forth in this Agreement; (iv) each Underwriter and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Transaction Entities; (v) no Underwriter has provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement, and each Transaction Entity has consulted its own legal and financial advisors to the extent it deemed appropriate; (vi) any review by the Underwriters of the Transaction Entities, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Transaction Entities; and (vii) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Transaction Entities and the Representatives and the several Underwriters, or any of them, with respect to the subject matter hereof and thereof.  Each Transaction Entity hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Representatives and the several Underwriters, or any of them, with respect to any breach or alleged breach of agency or fiduciary duty.

Section 13.  Parties.  This Agreement shall inure to the benefit of and be binding upon the Transaction Entities and the Underwriters and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than those referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

Section 14.  Governing Law and Time.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.  Specified times of day refer to New York City time.

Section 15.  Waiver of Jury Trial.  All parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 16.  Counterparts.  This Agreement may be executed in one or more counterparts, and if executed in more than one counterpart the executed counterparts shall constitute a single instrument. The words “execution,” signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement, the Indenture or the Securities shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Section 17.  Recognition of the U.S. Special Resolution Regimes.

(a)          In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)          In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 17, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Rights” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature page follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Transaction Entities a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Transaction Entities in accordance with its terms.

Very truly yours,

KIMCO REALTY OP, LLC
By Kimco Realty Corporation, its managing member

By:	/s/ Glenn G. Cohen
	Name:	Glenn G. Cohen
	Title:	Executive Vice President and Chief Financial Officer

KIMCO REALTY CORPORATION

By:	/s/ Glenn G. Cohen
	Name:	Glenn G. Cohen
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Underwriting Agreement]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Transaction Entities a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Transaction Entities in accordance with its terms.

Confirmed and Accepted,
as of the date first above written:

BOFA SECURITIES, INC.

By:	/s/ Shawn Cepeda
	Name:	Shawn Cepeda
	Title:	Managing Director

MIZUHO SECURITIES USA LLC

By:	/s/ Robert Fahrbach
	Name:	Robert Fahrbach
	Title:	Managing Director

REGIONS SECURITIES LLC

By:	/s/ Nicole Black
	Name:	Nicole Black
	Title:	Managing Director

SCOTIA CAPITAL (USA) INC.

By:	/s/ Michael Ravanesi
	Name:	Michael Ravanesi
	Title:	Managing Director & Head of U.S. Debt Origination

U.S. BANCORP INVESTMENTS, INC.

By:	/s/ Charles P. Carpenter
	Name:	Charles P. Carpenter
	Title:	Senior Vice President

On behalf of themselves and
as Representatives of the several
Underwriters

[Signature Page to Underwriting Agreement]

SCHEDULE 1

Underwriter	Principal Amount of the Notes
BofA Securities, Inc.	$62,500,000
Mizuho Securities USA LLC	$62,500,000
Regions Securities LLC	$62,500,000
U.S. Bancorp Investments, Inc.	$62,500,000
Scotia Capital (USA) Inc.	$60,000,000
BMO Capital Markets Corp.	$30,000,000
BNP Paribas Securities Corp.	$30,000,000
Truist Securities, Inc.	$30,000,000
PNC Capital Markets LLC	$20,000,000
RBC Capital Markets, LLC	$20,000,000
TD Securities (USA) LLC	$20,000,000
Barclays Capital Inc.	$10,000,000
BNY Mellon Capital Markets, LLC	$10,000,000
Deutsche Bank Securities Inc.	$10,000,000
Goldman Sachs & Co. LLC	$10,000,000
Total	$500,000,000

SCHEDULE 2

1.  Final Term Sheet

Exhibit A

Filed pursuant to Rule 433
September 12, 2024

Relating to
Preliminary Prospectus Supplement dated September 12, 2024 to
Prospectus dated January 3, 2023
Registration Statement No. 333-269102 and 333-269102-01

Kimco Realty OP, LLC

Pricing Term Sheet

$500,000,000 4.850% Notes due 2035

Issuer:	Kimco Realty OP, LLC

Guarantor:	Kimco Realty Corporation

Aggregate Principal Amount Offered Hereby:	$500,000,000

Pricing Date:	September 12, 2024

Settlement Date:
September 16, 2024 (T+2)

The Settlement Date of September 16, 2024 is the second business day following the date of the preliminary prospectus supplement. Pursuant to Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes before the business day prior to the Settlement Date will be required, by virtue of the fact that the Notes initially will settle on a delayed basis, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement, and should consult their own advisors with respect to these matters.

Maturity Date:	March 1, 2035

Interest Payment Dates:	March 1 and September 1, commencing on March 1, 2025

Coupon:	4.850%

Price to Public:	99.815% of the principal amount plus accrued interest from September 16, 2024 if settlement occurs after the Settlement Date

Gross Proceeds to Issuer (before expenses):	$499,075,000

Use of Proceeds:
The Issuer intends to use the net proceeds from this offering for general corporate purposes, including, but not limited to, funding for suitable investments and redevelopment opportunities and the repayment of the Issuer’s outstanding indebtedness at or in advance of maturity.

Benchmark Treasury:	3.875% due August 15, 2034

Benchmark Treasury Yield:	3.693%

Spread to Benchmark Treasury:	+118 bps

Yield to Maturity:	4.873%

Redemption Provisions:

Make-whole Call:
Prior to December 1, 2034 (the date that is three months prior to the Maturity Date), the Issuer may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of:

(1)
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date at the treasury rate plus 20 basis points less (b) interest accrued to, but excluding, the redemption date; and

(2) 100% of the principal amount of the Notes to be redeemed.

Par Call:
At any time on or after December 1, 2034, the Notes will be redeemable at the Issuer’s option, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.

CUSIP / ISIN:	49447B AB9 / US49447BAB99

Joint Book-Running Managers:
BofA Securities, Inc.
Mizuho Securities USA LLC
Regions Securities LLC
U.S. Bancorp Investments, Inc.
Scotia Capital (USA) Inc.
BMO Capital Markets Corp.
BNP Paribas Securities Corp.
Truist Securities, Inc.

Senior Co-Managers:	PNC Capital Markets LLC RBC Capital Markets, LLC TD Securities (USA) LLC

Co-Managers:	Barclays Capital Inc. BNY Mellon Capital Markets, LLC Deutsche Bank Securities Inc. Goldman Sachs & Co. LLC

The Issuer and the Guarantor have filed a registration statement (including a prospectus dated January 3, 2023 as supplemented by a preliminary prospectus supplement dated September 12, 2024) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you make a decision to invest, you should read the prospectus and preliminary prospectus supplement in that registration statement, this communication and other documents the Issuer and the Guarantor have filed with the SEC for more complete information about the Issuer, the Guarantor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, you may request the prospectus and preliminary prospectus supplement by contacting BofA Securities, Inc. at 1-800-294-1322; Mizuho Securities USA LLC at 1-866-271-7403; Regions Securities LLC at 1-800-850-7758; Scotia Capital (USA) Inc. at 1-800-372-3930; or U.S. Bancorp Investments, Inc. at 1-877-558-2607.